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[ALLIED LOGO]


FOR IMMEDIATE RELEASE                          For Further Information Contact:
     MAY 8, 2003                               Susan Lewis, 303-804-0494
                                               susanlewis@alliedhealthcare.com

       ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS 24.6 PERCENT REVENUE
              INCREASE IN FISCAL 2003 SECOND QUARTER AND ANNOUNCES
                            STOCK REPURCHASE PROGRAM

                    o    Revenue Up 24.6 Percent

                    o    Operating Income Up 22.5 Percent

                    o    Net Income Up 56.9 Percent

        NEW YORK May 8, 2003 Allied Healthcare International Inc. (AMEX: ADH), a leading international provider of flexible healthcare staffing services, announced today results for its fiscal 2003 second quarter ended March 31, 2003.

        Revenue for the second quarter ended March 31, 2003 rose 24.6 percent to $71.7 million, versus $57.5 million for the comparable quarter in fiscal 2002. Net income available to common shareholders for the quarter was $2.6 million or $0.11 per share, compared with net income available to common shareholders of $1.6 million, or $0.09 per share in the comparable period last year. Net income and per share amounts in the current year were after giving effect to preferred stock transactions.

                               Second Quarter Ended March 31,
                               ------------------------------
      ($ millions)                 2003              2002
                                   ----              ----

Revenue                      $71.7      vs.     $57.5   +24.6%
Operating income             $ 7.0      vs.     $ 5.8   +22.5%
Net Income available to
  common shareholders        $ 2.6      vs.     $ 1.6   +56.9%


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Allied Healthcare International Inc.
Fiscal 2003 Second Quarter Results
Page 2

     Revenue for the six-month period ended March 31, 2003 grew 22.4 percent to $139.7 million, versus $114.1 million for the comparable period in fiscal 2002. Operating income for the six-month period increased 23.4 percent to $14.1 million compared with $11.5 million for the same period last year. Net income available to common shareholders for the six-month period was $3.9 million, or $0.18 per share, compared with net income available to common shareholders of $3.1 million, or $0.18 per share in the comparable period last year. Net income and per share amounts in the current year were after giving effect to preferred stock transactions.

     Included in both the three-months and six-months ended March 31, 2003 results are the favorable effects of changes in foreign exchange.

     During the second quarter, the Company continued to execute its growth plan, completing two additional acquisitions of complementary U.K.-based staffing companies. Yorkshire Careline, based in the city of Leeds in Northern England, provides nurses and carers to local authority social service departments. Ablecare Oxfordshire and Ablecare Northamptonshire, based in the Midlands, also supply flexible healthcare staffing services primarily to local authority social services departments. Both acquisitions will extend the Companys geographic reach and enhance its ability to forge additional contracts in these areas.

     In April 2003, the Company announced the sale of its U.S. subsidiaries, The PromptCare Companies, Inc. and Steri-Pharm Inc., to PromptCare Acquisition Corporation for approximately $8.5 million in cash. Both The PromptCare Companies, Inc. and Steri-Pharm Inc. were non-core business units dedicated to the delivery of home health care services. The transaction relating to the sale of these subsidiaries has been accounted for as a discontinued operation.

     "The sale of PromptCare and Steri-Pharm demonstrates this Companys ongoing determination to focus solely on one of the fastest growing sectors in healthcare, staffing services," said Timothy M. Aitken, chairman and CEO.



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Allied Healthcare International Inc.
Fiscal 2003 Second Quarter Results
Page 3

     "Furthermore, management remains dedicated to containing costs and improving cash flows. The Companys average DSO (days sales outstanding) were 38 at March 31, 2003. Furthermore, this commitment is evidenced by the $10.9 million in cash the Company generated from operating activities during the first half of the year, an increase of nearly 45 percent over the prior year. We continue to concentrate on expanding the business through organic growth as well as acquisitions and to emulating our U.K. successes in the U.S.", Aitken concluded.

     Sarah L. Eames, president and chief operating officer, commented: "Our U.K. staffing business continues to experience double digit growth. The results we reported for the second quarter reflect the teams ability to carry out a successful growth plan that has earned us the leadership position we currently hold in the U.K. flexible staffing services arena."

     Allied Healthcare also announced today the initiation of a stock repurchase program pursuant to which it may purchase up to $3,000,000 of its outstanding shares of common stock. The repurchases may be conducted in open-market transactions or in privately negotiated transactions from time to time. This stock repurchase program is in addition to the Companys existing stock repurchase program pursuant to which it may purchase up to $1,000,000 of its outstanding shares of common stock.

     New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the Companys filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                            FINANCIAL TABLE ATTACHED

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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                         THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                        ---------------------  --------------------
                                                                        MARCH 31,   MARCH 31,  MARCH 31,  MARCH 31,
                                                                          2003        2002       2003       2002
                                                                        --------    --------   --------   --------
    Total revenues                                                      $ 71,686    $ 57,511   $139,684   $114,093

    Gross profit                                                          19,625      15,149     38,523     30,052

    Selling, general and administrative expenses                          12,581       9,397     24,387     18,595
                                                                        --------    --------   --------   --------

          Operating income                                                 7,044       5,752     14,136     11,457

    Interest expense, net                                                  3,344       3,254      6,542      6,577

    Foreign exchange loss                                                      3           7         11         20
                                                                        --------    --------   --------   --------

          Income before income taxes, minority interest
               and discontinued operations                                 3,697       2,491      7,583      4,860

    Provision for income taxes                                               109       1,088      1,876      2,159
                                                                        --------    --------   --------   --------

          Income before minority interest and discontinued operations      3,588       1,403      5,707      2,701

    Minority interest                                                         --          42         --         86
                                                                        --------    --------   --------   --------

          Income from continuing operations                                3,588       1,361      5,707      2,615

    (Loss) Income from discontinued operations                               (62)        265        122        468
                                                                        --------    --------   --------   --------

          Net income                                                       3,526       1,626      5,829      3,083

    Redeemable preferred dividend and accretion                              974          --      1,968         --
                                                                        --------    --------   --------   --------

          Net income available to common shareholders                   $  2,552    $  1,626   $  3,861   $  3,083
                                                                        ========    ========   ========   ========

Basic net income per share of common stock from:
          Income from continuing operations                             $   0.11    $   0.08   $   0.17   $   0.15
          Income from discontinued operations                                 --        0.01       0.01       0.03
                                                                        --------    --------   --------   --------
          Net income                                                    $   0.11    $   0.09   $   0.18   $   0.18
                                                                        ========    ========   ========   ========

Diluted net income per share of common stock from:
          Income from continuing operations                             $   0.11    $   0.06   $   0.17   $   0.12
          Income from discontinued operations                                 --        0.01         --       0.03
                                                                        --------    --------   --------   --------
          Net income                                                    $   0.11    $   0.07   $   0.17   $   0.15
                                                                        ========    ========   ========   ========

Weighted average number of common shares outstanding:
    Basic                                                                 22,256      17,289     21,707     17,289
                                                                        ========    ========   ========   ========
    Diluted                                                               22,630      17,643     22,088     17,464
                                                                        ========    ========   ========   ========
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